Execution version BORR DRILLING LIMITED as Company BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Trustee THE BANK OF NEW YORK MELLON, LONDON BRANCH as Paying Agent and Conversion Agent THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH as Registrar and Transfer Agent 3.50% Convertible Senior Notes due 2033 INDENTURE Dated as of April 17, 2026

i TABLE OF CONTENTS Article 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ............1 Section 1.01 Definitions................................................................................................... 1 Section 1.02 References to Interest ................................................................................ 13 Section 1.03 Acts of Holders ......................................................................................... 14 Article 2. THE NOTES ..................................................................................................................15 Section 2.01 Title and Terms; Payments ........................................................................ 15 Section 2.02 Ranking ..................................................................................................... 16 Section 2.03 Denominations .......................................................................................... 16 Section 2.04 Execution, Authentication, Delivery and Dating ...................................... 16 Section 2.05 Temporary Notes ....................................................................................... 16 Section 2.06 Registration; Registration of Transfer and Exchange ............................... 17 Section 2.07 Transfer Restrictions ................................................................................. 18 Section 2.08 Expiration of Restrictions ......................................................................... 20 Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes ........................................... 21 Section 2.10 Persons Deemed Owners .......................................................................... 22 Section 2.11 Transfer and Exchange .............................................................................. 22 Section 2.12 Purchase and Cancellation ........................................................................ 25 Section 2.13 CUSIP Numbers ........................................................................................ 27 Section 2.14 Payment and Computation of Interest....................................................... 27 Section 2.15 Business Day ............................................................................................. 27 Article 3. REPURCHASE AT THE OPTION OF THE HOLDERS .............................................27 Section 3.01 Purchase at Option of Holders upon a Fundamental Change ................... 27 Section 3.02 Fundamental Change Company Notice .................................................... 28 Section 3.03 Repurchase Procedures ............................................................................. 29 Section 3.04 Effect of Fundamental Change Purchase Notice ...................................... 30 Section 3.05 Withdrawal of Fundamental Change Purchase Notice ............................. 30 Section 3.06 Deposit of Fundamental Change Purchase Price ...................................... 31 Section 3.07 Notes Purchased in Whole or in Part ........................................................ 31 Section 3.08 Covenant To Comply with Applicable Laws upon Purchase of Notes ......................................................................................................... 31 Section 3.09 Repayment to the Company (Fundamental Change) ................................ 32 Article 4. CONVERSION ..............................................................................................................32 Section 4.01 Right To Convert ....................................................................................... 32 Section 4.02 Conversion Procedures ............................................................................. 35 Section 4.03 Settlement Upon Conversion .................................................................... 38 Section 4.04 Adjustment of Conversion Rate ................................................................ 40 Section 4.05 Discretionary and Voluntary Adjustments ................................................ 50 Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption ....... 51 Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale ....................................................................................................... 53 Section 4.08 Certain Covenants ..................................................................................... 55 Section 4.09 Responsibility of Trustee .......................................................................... 55 Section 4.10 Notice of Adjustment to the Trustee ......................................................... 56

ii Section 4.11 Notice to Holders ...................................................................................... 56 Section 4.12 Repayment to the Company (Conversion) ................................................ 57 Article 5. COVENANTS ...............................................................................................................58 Section 5.01 Payment of Principal, Interest and Fundamental Change Purchase Price .......................................................................................................... 58 Section 5.02 Maintenance of Office or Agency ............................................................. 58 Section 5.03 Provisions as to Paying Agent................................................................... 58 Section 5.04 Reports ...................................................................................................... 60 Section 5.05 Statements as to Defaults .......................................................................... 61 Section 5.06 Additional Interest Notice ......................................................................... 61 Section 5.07 Compliance Certificate and Opinions of Counsel .................................... 61 Section 5.08 Additional Interest .................................................................................... 62 Section 5.09 Corporate Existence .................................................................................. 63 Section 5.10 Restriction on Resales ............................................................................... 63 Section 5.11 Company to Furnish Trustee Names and Addresses of Holders ............... 63 Section 5.12 Additional Amounts .................................................................................. 63 Article 6. REMEDIES ...................................................................................................................67 Section 6.01 Events of Default ...................................................................................... 67 Section 6.02 Acceleration; Waiver ................................................................................. 68 Section 6.03 Additional Interest .................................................................................... 69 Section 6.04 Control by Majority .................................................................................. 70 Section 6.05 Limitation on Suits .................................................................................... 70 Section 6.06 Rights of Holders to Receive Payment and to Convert ............................ 71 Section 6.07 Collection of Indebtedness; Suit for Enforcement by Trustee .................. 71 Section 6.08 Trustee May Enforce Claims Without Possession of Notes ..................... 71 Section 6.09 Trustee May File Proofs of Claim ............................................................. 71 Section 6.10 Restoration of Rights and Remedies ......................................................... 72 Section 6.11 Rights and Remedies Cumulative ............................................................. 72 Section 6.12 Delay or Omission Not a Waiver .............................................................. 72 Section 6.13 Priorities .................................................................................................... 72 Section 6.14 Undertaking for Costs ............................................................................... 73 Section 6.15 Waiver of Stay, Extension and Usury Laws .............................................. 73 Article 7. SATISFACTION AND DISCHARGE ..........................................................................74 Section 7.01 Discharge of Liability on Notes ................................................................ 74 Section 7.02 Deposited Monies to Be Held in Trust by Trustee .................................... 74 Section 7.03 Paying Agent to Repay Monies Held ........................................................ 74 Section 7.04 Return of Unclaimed Monies .................................................................... 75 Section 7.05 Reinstatement ............................................................................................ 75 Article 8. SUPPLEMENTAL INDENTURES ...............................................................................75 Section 8.01 Supplemental Indentures Without Consent of Holders ............................. 75 Section 8.02 Supplemental Indentures With Consent of Holders .................................. 76 Section 8.03 Notice of Amendment or Supplement....................................................... 77 Section 8.04 Trustee to Sign Amendments, Etc. ............................................................ 77 Article 9. SUCCESSOR COMPANY ............................................................................................78 Section 9.01 Company May Consolidate, Etc. on Certain Terms .................................. 78 Section 9.02 Successor Corporation to Be Substituted .................................................. 79

iii Section 9.03 Opinion of Counsel to Be Given to Trustee .............................................. 80 Article 10. THE TRUSTEE ...........................................................................................................80 Section 10.01 Duties and Responsibilities of Trustee ...................................................... 80 Section 10.02 Notice of Defaults ..................................................................................... 81 Section 10.03 Reliance on Documents, Opinions, Etc. ................................................... 81 Section 10.04 No Responsibility for Recitals, Etc. .......................................................... 83 Section 10.05 Trustee, Paying Agents, Conversion Agent, Transfer Agent or Registrar May Own Notes ........................................................................ 83 Section 10.06 Monies to be Held in Trust........................................................................ 83 Section 10.07 Compensation, Expenses and Indemnity of Trustee ................................. 83 Section 10.08 Officer’s Certificate as Evidence .............................................................. 84 Section 10.09 [Reserved] ................................................................................................. 85 Section 10.10 Eligibility of Trustee ................................................................................. 85 Section 10.11 Resignation or Removal of Trustee........................................................... 85 Section 10.12 Acceptance by Successor Trustee ............................................................. 86 Section 10.13 Succession by Merger, Etc. ....................................................................... 86 Section 10.14 [Reserved] ................................................................................................. 87 Section 10.15 Trustee’s Application for Instructions from the Company ........................ 87 Article 11. OPTIONAL REDEMPTION .......................................................................................87 Section 11.01 Optional Redemption for Changes in Withholding Taxes ........................ 87 Section 11.02 Optional Redemption. ............................................................................... 89 Article 12. MISCELLANEOUS ....................................................................................................92 Section 12.01 Effect on Successors and Assigns ............................................................. 92 Section 12.02 Governing Law ......................................................................................... 92 Section 12.03 No Note Interest Created .......................................................................... 92 Section 12.04 Voting ........................................................................................................ 92 Section 12.05 Benefits of Indenture................................................................................. 93 Section 12.06 Calculations............................................................................................... 93 Section 12.07 Execution in Counterparts......................................................................... 93 Section 12.08 Notices, Etc. to Trustee, Agents and Company ......................................... 94 Section 12.09 No Recourse Against Others ..................................................................... 95 Section 12.10 Waiver of Jury Trial .................................................................................. 95 Section 12.11 U.S.A. Patriot Act ..................................................................................... 95 Section 12.12 Force Majeure ........................................................................................... 96 Section 12.13 FATCA and Applicable Law ..................................................................... 96 SCHEDULE A .............................................................................................................................100 EXHIBIT A ................................................................................................................................. A-1 EXHIBIT B ..................................................................................................................................B-1 EXHIBIT C ..................................................................................................................................C-1

INDENTURE, dated as of April 17, 2026, between Borr Drilling Limited, a Bermuda exempted company, as issuer (the “Company”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”) and conversion agent (the “Conversion Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar (the “Registrar”) and transfer agent (the “Transfer Agent”). RECITALS OF THE COMPANY WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 3.50% Convertible Senior Notes due 2033 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized; NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows: ARTICLE 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. “Act” has the meaning specified in Section 1.03 hereof. “Additional Amounts” has the meaning specified in Section 5.12 hereof. “Additional Interest” means all amounts, if any, payable pursuant to Section 5.08 and Section 6.03 hereof. “Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 hereof, with the same terms as the Initial Notes. “Additional Shares” has the meaning specified in Section 4.06(a) hereof.

2 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agent Members” has the meaning specified in Section 2.06(b) hereof. “Agents” means the Trustee and each Registrar, co-Registrar, Transfer Agent, Paying Agent, Conversion Agent, Authenticating Agent and additional paying agent or custodian. “Applicable AML Law” has the meaning specified in Section 12.12 hereof. “Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time. “Applicable Taxes” has the meaning specified in Section 5.12 hereof. “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes. “Authorized Officer” means any director or member of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”), the Treasurer, an Assistant Treasurer, the Corporate Secretary, the Group Financial Controller or any other Person (whether designated by name or office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture; provided that written notice of such appointment shall have been given to the Trustee. “Averaging Period” has the meaning specified in Section 4.04(e) hereof. “Bid Solicitation Agent” means the Person appointed by the Company, from time to time, to solicit secondary market bid quotations for the Trading Price of the Notes in accordance with Section 4.01(b)(ii) hereof. The Company shall be the initial Bid Solicitation Agent. The Company may appoint another person (or itself) as the Bid Solicitation Agent without prior notice to Holders. “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board. “Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Business Day” means any day other than a Saturday, a Sunday or a day on which the banking institutions in New York, New York or London, England (or in connection with a payment, the placement of payment) is authorized or required by law or executive order to close.

3 “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity. “Cash Settlement” has the meaning specified in Section 4.03(a) hereof. “Clause A Distribution” has the meaning specified in Section 4.04(c) hereof. “Clause B Distribution” has the meaning specified in Section 4.04(c) hereof. “Clause C Distribution” has the meaning specified in Section 4.04(c) hereof. “Close of Business” means 5:00 p.m., New York City time. “Combination Settlement” has the meaning specified in Section 4.03(a) hereof. “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act. “Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person. “Common Shares” means, subject to Section 4.07, the common shares, par value $0.10 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common shares resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. “common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof. “Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns. “Company Order” means a written request or order signed in the name of the Company by an Officer thereof. “Conversion Agent” has the meaning specified in Section 5.02 hereof. “Conversion Date” has the meaning specified in Section 4.02(b) hereof.

4 “Conversion Notice” has the meaning specified in Section 4.02(b) hereof. “Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date. “Conversion Rate” means initially 125.000 Common Shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein. “Corporate Trust Office” means, (a) with respect to the office of the Trustee or the Paying Agent, the designated corporate trust office of the Trustee or the Paying Agent, as the case may be, which office at the date hereof is located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom; Attention: Conventional Debt EMEA – Team 2; Email: corpsov2@bny.com or such other address as the Trustee or the Paying Agent, as the case may be, may designate from time to time by notice to the Company, or the designated corporate trust office of any successor Trustee or successor Paying Agent, as the case may be (or such other address as such successor Trustee or Paying Agent may designate from time to time by notice to the Holders and the Company) and (b) with respect to the office of the Transfer Agent or Registrar, as the case may be, The Shipping Office, 20-26 Sir John Rogerson’s Quay, Dublin 2, Ireland; Attention: Corporate Trust Administration; Email: Luxmb_SPS@bny.com or such other address as the Transfer Agent or Registrar, as the case may be, may designate from time to time by notice to the Company, or the designated corporate trust office of any successor the Transfer Agent or Registrar, as the case may be (or such other address as such successor Trustee or Paying Agent may designate from time to time by notice to the Holders and the Company). “corporation” means a corporation, association, joint stock company, limited liability company or business trust. “Custodian” means The Bank of New York Mellon, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity. “Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during any Observation Period, one-fortieth (1/40th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day. “Daily Measurement Value” means the Specified Dollar Amount divided by 40. “Daily Settlement Amount” shall consist of, for each $1,000 principal amount of Notes for each of the 40 consecutive VWAP Trading Days during the Observation Period, (i) cash equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value for the relevant VWAP Trading Day; and (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of Common Shares equal to (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day. “Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period (or, if applicable, the VWAP Trading Day referred to in Section 4.03(b)), the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BORR <equity> AQR” (or its equivalent successor if such page is

5 not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally or internationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default. “Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, The Depository Trust Company or the Person designated as Depositary by the Company pursuant to the applicable provisions of this Indenture until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series shall mean the Depositary with respect to the Notes of that series. “Distributed Property” has the meaning specified in Section 4.04(c) hereof. “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment. “Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective. “event” has the meaning specified in the definition of “Fundamental Change” hereof. “Event of Default” has the meaning specified in Section 6.01 hereof. “Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question. “Excepted Transfers” means (i) rig charters, (ii) sale and leaseback transactions entered into for bona fide financing purposes and consistent with industry practice, (iii) redomiciliation of rigs and (iv) dispositions of rigs among the Company and its subsidiaries, and in the case of clause (i), (iii) and (iv), of this definition, in the ordinary course of the Company’s business and consistent with past practice. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. “Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

6 “Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A. “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A. “Free Trade Date” means the date that is one year after the last date of original issuance of the Notes. “Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B. “Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Company (within the meaning of Rule 144) and has not been an Affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act. “Fundamental Change” means any of the following: (1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50.0% of the voting power of the Company’s Common Equity; (2) the consummation of (A) any recapitalization, reclassification or change of Common Shares (other than changes resulting from a subdivision or combination) pursuant to which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets, (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which Common Shares will be converted into, or exchanged for, cash, securities or other property or (C) any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (other than Excepted Transfers) (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (2), an “event”); provided that any such event described in clause (B) above where the holders of the Company’s voting stock immediately prior to such event own, directly or indirectly, more than 50% of the voting stock of the continuing or surviving person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-â-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à- vis each other immediately prior to such event will not constitute a Fundamental Change under such clause (B); (3) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

7 (4) the Common Shares (or, if the Common Shares are not so listed, American Depositary Receipts or American Depositary Shares representing Common Shares (collectively, “ADRs”) or other common stock into which the Notes are then convertible) cease to be listed on at least one of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors); provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of Common Shares, Common Equity interests or ADRs that are traded on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the Notes become convertible in whole or in part into such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such event shall not be a “Fundamental Change.” For purposes of the definition of “Fundamental Change” above, (x) any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) (excluding the proviso to such clause (2)) of such definition shall be deemed to be a fundamental change solely under clause (2) of such definition (subject to such proviso) and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act, but without regard to paragraph (d)(1) of such rule. If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in the definition of “Fundamental Change” above will apply to such other entity instead. “Fundamental Change Company Notice” has the meaning specified in Section 3.02(a) hereof. “Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a) hereof. “Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a) hereof. “Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a) hereof. “Fundamental Change Purchase Price” has the meaning specified in Section 3.01 hereof.

8 “Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. “Holder” means the Person in whose name a Note is registered in the Register. “Indenture” means this Indenture as amended or supplemented from time to time. “Initial Notes” has the meaning specified in Section 2.01 hereof. “Initial Purchasers” means the “Purchasers” listed in Schedule I to the Purchase Agreement. “Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 1 and November 1 of each year, beginning on November 1, 2026. “Issue Date” means, with respect to any Note, the first date of original issuance of such Note (and not, for the avoidance of doubt, the date of issuance of any Note issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11 or 3.07). “Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the Initial Purchasers. Any such determination will be conclusive absent manifest error. “Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change pursuant to clause (1), (2) or (4) under such definition (subject to any exceptions or exclusions to the definition thereof) or (ii) would be a Fundamental Change, but for the proviso in clause (2) of the definition of “Fundamental Change.” “Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a) hereof. “Market Disruption Event” means, if the Common Shares are listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by

9 reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares. “Maturity Date” means May 1, 2033. “Measurement Period” has the meaning specified in Section 4.01(b) hereof. “Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture. “Notice of Default” has the meaning specified in Section 6.01(f) hereof. “Observation Period” means, with respect to any Note surrendered for conversion, (i) subject to the immediately succeeding clause (ii), if the relevant Conversion Date occurs prior to February 1, 2033, the 40 consecutive VWAP Trading Days beginning on, and including, the second VWAP Trading Day after such Conversion Date; (ii) with respect to any Notes called for Redemption, if the relevant Conversion Date occurs during the related Redemption period, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to the immediately preceding clause (ii), if the relevant Conversion Date occurs on or after February 1, 2033, the 40 consecutive VWAP Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date. “Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof. “Officer” or “officer” shall mean, any director of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”), the Treasurer, an Assistant Treasurer, the Corporate Secretary or the Group Financial Controller. “Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee. “Open of Business” means 9:00 a.m., New York City time. “Opinion of Counsel” means a written opinion of counsel, who may be an internal legal counsel of, or external counsel for, the Company or an Affiliate of the Company and reasonably acceptable to the Trustee. “Optional Redemption” has the meaning specified in Section 11.02(a) hereof. “Original Issuance Date” means April 17, 2026. “Outstanding” means, subject to Section 12.04, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation, (iii) Notes paid pursuant to Section 2.09 hereof and (iv)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the

10 Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes. “Paying Agent” means any Person authorized by the Company to pay the principal amount of and interest on, or the Fundamental Change Purchase Price of, any Notes on behalf of the Company. “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. “Physical Notes” means permanent certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. “Physical Settlement” has the meaning set forth in Section 4.03(a) hereof. “Preliminary Offering Memorandum” means the Preliminary Offering Memorandum dated April 14, 2026 related to the offering of the Initial Notes. “Purchase Agreement” means that certain Purchase Agreement, dated April 14, 2026, among the Company and the Initial Purchasers. “Redemption” means an Optional Redemption or a Tax Redemption. “Redemption Date” means an Optional Redemption Date or a Tax Redemption Date. “Redemption Notice” means an Optional Redemption Notice or a Tax Redemption Notice. “Redemption Price” means the Optional Redemption Price or the Tax Redemption Price. “Reference Property” has the meaning specified in Section 4.07(a) hereof. “Reference Property Unit” has the meaning specified in Section 4.07(a) hereof. “Register” and “Registrar” have the respective meanings specified in Section 2.06. “Regular Record Date” means, with respect to any Interest Payment Date, April 15 (whether or not a Business Day) or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. “Relevant Taxing Jurisdiction” has the meaning specified in Section 5.12 hereof. “Reporting Event of Default” has the meaning specified in Section 6.03 hereof.

11 “Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii) hereof. “Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department who customarily performs functions similar to those performed by Persons who at the time shall be officers, respectively, or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Indenture. “Restricted Global Note” has the meaning specified in Section 2.08(b)(i) hereof. “Restricted Note” has the meaning specified in Section 2.07(a)(i) hereof. “Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A. “Restricted Share” has the meaning specified in Section 2.07(b)(i) hereof. “Restricted Share Legend” means a legend substantially in the form set forth in Exhibit C hereto. “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not listed or admitted for trading, “Scheduled Trading Day” means a Business Day. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Settlement Amount” has the meaning specified in Section 4.03(a)(ii) hereof. “Settlement Election” has the meaning specified in Section 4.03(a)(i) hereof. “Settlement Election Notice” has the meaning specified in Section 4.03(a)(i) hereof. “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i) hereof. “Share Exchange Event” has the meaning specified in Section 4.07(a) hereof. “Share Price” has the meaning specified in Section 4.06(c) hereof. “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of

12 Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes. “Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice). “Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i) hereof. “Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i) hereof. “Spin-Off” has the meaning specified in Section 4.04(c) hereof. “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Successor Company” has the meaning specified in Section 9.01(a) hereof. “Tax Redemption” has the meaning specified in Section 11.01(a) hereof. “Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, “Trading Day” means a “Business Day.” “Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three

13 independent nationally recognized securities dealers selected by the Company for this purpose, which may include one or more of the Initial Purchasers; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Notes from a nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Shares on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. Any such determination will be conclusive absent manifest error. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Shares and (ii) the Conversion Rate, in each case, for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be. “Transfer Agent” has the meaning specified in Section 2.06. “Trigger Event” has the meaning specified in Section 4.04(c) hereof. “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 10.12 hereof, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder. “U.S.” means the United States of America. “Valuation Period” has the meaning specified in Section 4.04(c) hereof. “VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Shares or in any options contracts or future contracts relating to the Common Shares. “VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.” Section 1.02 References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest, if, in such context,

14 Additional Interest is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. Section 1.03 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and (subject to Section 10.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register. (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. (e) The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes of any series entitled to vote or consent to any action by vote or consent authorized or permitted by Section 2.11, 6.02, 6.04, 6.05, 8.02 or 10.11. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.11 prior to such solicitation. (f) If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its

15 option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. ARTICLE 2. THE NOTES Section 2.01 Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $300,000,000 aggregate principal amount (the “Initial Notes”) except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 3.07 or 4.02. The Company may, from time to time after the execution of this Indenture, without notice to or the consent of the Holders, execute and deliver to the Trustee for authentication Additional Notes with the same CUSIP number as the Initial Notes in an unlimited aggregate principal amount, and upon receipt of a Company Order, the Trustee shall thereupon authenticate and deliver said Additional Notes, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or securities laws purposes, any such Additional Notes will have one or more separate CUSIP numbers; (2) such Additional Notes must have the same terms as the Initial Notes (other than issue date, issue price and date from which interest shall accrue and except for such differences determined by the Company as appropriate to reflect the later issuance of the Additional Notes and for U.S. federal income tax purposes and securities law purposes); and (3) the Trustee must receive an Officer’s Certificate and an Opinion of Counsel to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph. The Notes shall be known and designated as the “3.50% Convertible Senior Notes due 2033” of the Company. The principal amount shall be payable on the Maturity Date. The principal amount of any Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable to each Holder by wire transfer (at the Company’s expense) in immediately available funds to that Holder’s account within the United States, as specified in the Register. The Company will pay or cause the Paying Agent to pay principal of and interest on, Global Notes in immediately available funds by wire transfer to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.

16 Any Notes repurchased by the Company will be retired and no longer Outstanding hereunder. Section 2.02 Ranking. The Notes constitute general unsecured and unsubordinated obligations of the Company. Section 2.03 Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Section 2.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed by manual, PDF or facsimile signature on behalf of the Company by any Officer of the Company. Notes bearing the manual, PDF or facsimile signatures of individuals who were at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. The Trustee may appoint an Authenticating Agent (if not the Trustee) reasonably acceptable to the Company to authenticate any Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as any Agent. Each Note shall be dated the date of its authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Section 2.05 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of

17 such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11. After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon Company Order, authenticate and deliver in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes. Section 2.06 Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Registrar a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Company hereby initially designates The Bank of New York Mellon SA/NV, Dublin Branch as “Registrar” (the “Registrar”) and as “Transfer Agent” (the “Transfer Agent”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11). At the option of the Holder and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

18 No service charge shall be made for any registration of transfer or exchange of Notes, but the Company, the Trustee and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer. Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv). (b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note (v) or actions taken or not taken by any Agent Members. (c) Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written or electronic certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. Section 2.07 Transfer Restrictions. (a) Restricted Notes. (i) Every Note (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the applicable restrictions on transfer applicable to such Restricted Note.

19 (ii) Until the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend unless: (A) such Note was transferred to a Person (other than the Company or an affiliate of the Company (within the meaning of Rule 144)) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or (B) such Note was transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or (C) the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with. (iii) In addition, until the Resale Restriction Termination Date: (A) no transfer of any Note will be registered by the Registrar unless the transferring Holder delivers a notice substantially in the form of the Form of Assignment and Transfer, with the appropriate box checked, to the Trustee and such transfer complies with the transfer restrictions set forth in the Restricted Notes Legend; and (B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company or has been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer. (iv) On and after the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend at any time the Company determinates that, to comply with law, such Note must bear the Restricted Notes Legend. (b) Restricted Shares. (i) Every Common Share that bears, or that is required under this Section 2.07 to bear, the Restricted Share Legend, will be deemed to be a “Restricted Share”. Each Restricted Share will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Share Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) of the Company, and each holder of Restricted Shares, by such holder’s acceptance of Restricted Shares, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Shares.

20 (ii) Until the Resale Restriction Termination Date, any Common Shares issued upon the conversion of a Restricted Note, will be issued in book-entry form and will bear the Restricted Share Legend, unless the Company delivers written notice to the Trustee, the Registrar and the transfer agent to be appointed by the Company (which shall not be the Trustee or the Registrar) for the Common Shares stating that such Common Shares need not bear the Restricted Share Legend. (iii) On and after the Resale Restriction Termination Date, Common Shares issued upon conversion of a Restricted Note will be issued in book-entry or certificated form (as determined by the Company) and will bear the Restricted Share Legend at any time the Company reasonably determines that, to comply with law, such Common Shares must bear the Restricted Share Legend. (c) As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Shares. Section 2.08 Expiration of Restrictions. (a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange. (b) Restricted Global Notes; Resale Restriction Termination Date. (i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), the Company will use reasonable efforts to effect an exchange of every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07 hereof on or prior to the 370th day after the Issue Date. (ii) To effect such exchange, the Company will use reasonable efforts to (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process within a period of time that is reasonably likely to result in such exchange occurring on or prior to the 370th day after the Issue Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date”. (iii) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

21 (A) the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number specified in the relevant Free Transferability Certificate; (B) the Restricted Share Legend will be deemed removed from any Common Shares previously issued upon conversion of the Notes; and (C) thereafter, Common Shares issued upon conversion of the Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Share Legend (except as provided in Section 2.07(b)(iii)) or any similar legend. (iv) Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP (if then generally in use) with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP (if then generally in use) to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are then identified by an unrestricted CUSIP number. (v) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as practicable thereafter. (vi) Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law. Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless and such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

22 In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 2.09, the Company and/or the Trustee may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 2.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary. Section 2.11 Transfer and Exchange. (a) Provisions Applicable to All Transfers and Exchanges. (i) Subject to the restrictions set forth in Section 2.07 and this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange of Physical Notes will be noted by the Registrar in the Register. (ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. (iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, stamp tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange required by law or permitted by this Indenture.

23 (iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing. (v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.11(c): (i) all Notes will be represented by one or more Global Notes; (ii) every registration of transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and (iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (c) Transfer and Exchange of Global Notes. (i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that: (A) the Depositary is unwilling or unable to continue to act as Depositary; or (B) the Depositary is no longer permitted under applicable law to continue as Depositary for such Global Note; and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

24 In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.04, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07. (ii) In addition, if (x) the Company, in its sole discretion, notifies the Trustee in writing that it wishes to terminate and exchange all or part of a Global Note for Physical Notes and the beneficial owners of the majority of the principal amount of such Global Note (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Note (or portion thereof) for Physical Notes by delivering a written request to the Registrar or (y) an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request to the Registrar to exchange such beneficial interest for Physical Notes. In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP number(s) of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 2.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures. (d) Transfer and Exchange of Physical Notes. (i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Transfer Agent, together with any endorsements or instruments of transfer required by any of the Company, the Trustee, the Transfer Agent or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee, the Transfer Agent or the Registrar require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in

25 accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends required by Section 2.07 and/or the Form of Note attached hereto as Exhibit A. (ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are required to bear under Section 2.07. (iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly use reasonable efforts to execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, authenticate, a new Global Note in the appropriate aggregate principal amount. Section 2.12 Purchase and Cancellation. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to the Company), repurchase notes in the open market or otherwise, whether by the Company or its subsidiaries or through a privately negotiated transaction or public tender or exchange offer or

26 through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the notes. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of the Company’s subsidiaries or affiliates or any subsidiary of any of the Company’s affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered. The Company shall cause all Notes surrendered for payment at maturity, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of its agents or subsidiaries, to be delivered to the Trustee for cancellation and they shall no longer be considered “outstanding” under this Indenture upon their payment at maturity, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in accordance with its customary procedures. Except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in this Indenture. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices. The Notes acquired by the Company, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. The Company or any of its Subsidiaries may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders. Any Notes purchased by the Company or its Subsidiaries will be retired and no longer Outstanding under this Indenture. The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. None of the Trustee, the Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than the Depositary) of any notice or

27 the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and other members, participants and any beneficial owners. Neither the Trustee, the Registrar, the Paying Agent, nor any other agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. Section 2.13 CUSIP Numbers; ISINs. In issuing the Notes, the Company may use “CUSIP” numbers or ISINs (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers or ISINs as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or ISINs. Section 2.14 Payment and Computation of Interest. The Notes will bear cash interest at a rate of 3.50% per year until the Maturity Date. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for (i) in the case of the Initial Notes, April 17, 2026 or (ii) in the case of the Additional Notes, the date provided under such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided, alternate record dates may be established by the Company and the Trustee with respect to any interest not paid on its originally scheduled due date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. For the avoidance of doubt, the payment, or lack of payment, of interest on Notes surrendered for conversion will be governed by Section 4.03(d). Section 2.15 Business Day. If any Interest Payment Date, the Maturity Date, a Redemption Date or any Fundamental Change Purchase Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the additional period of time before payment. ARTICLE 3. REPURCHASE AT THE OPTION OF THE HOLDERS Section 3.01 Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all or any portion of such Holder’s Notes such that the remaining principal amount of each Note that is not purchased in full equals $1,000 or an

28 integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay the full amount of such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of such Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note the Company purchases on such Fundamental Change Purchase Date. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to be cancelled, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn. Section 3.02 Fundamental Change Company Notice. (a) General. Promptly (but in no event later than 20 calendar days) after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee, the Conversion Agent, and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release and publish such information on the Company’s website. Each Fundamental Change Company Notice shall specify: (i) the events causing the Fundamental Change; (ii) the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the Effective Date of the Make-Whole Fundamental Change; (iii) the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01; (iv) the Fundamental Change Purchase Price;

29 (v) the Fundamental Change Purchase Date; (vi) the name and address of the Trustee, the Paying Agent and the Conversion Agent, and any other agent appointed for the repurchase, if applicable; (vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change; (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture; (ix) that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time; (x) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and (xi) the procedures that Holders must follow to require the Company to purchase their Notes. (b) No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01. (c) Notwithstanding anything herein to the contrary, the Company shall be deemed to satisfy its obligations to repurchase Notes pursuant to the provisions in Section 3.01 above if one or more third parties conduct the repurchase offer and repurchase tendered Notes in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company, at the same time and otherwise in compliance with the requirements for an offer made by the Company as described above that would have satisfied our obligations to do the same if conducted directly by the Company. (d) At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Fundamental Change Company Notice is required to be delivered (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice. Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders. Section 3.03 Repurchase Procedures. (a) Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

30 (i) if the Notes to be purchased are Physical Notes, delivery to the Conversion Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”), in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, together with the Notes duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), prior to Close of Business on or before the second Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and (ii) if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with delivering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time. The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state: (i) if certificated, the certificate numbers of such Notes; (ii) the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and (iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture. (b) Notice to Company. The Conversion Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof. Section 3.04 Effect of Fundamental Change Purchase Notice. Upon receipt by the Conversion Agent of a Fundamental Change Purchase Notice specified in Section 3.03, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note (and any previously accrued and unpaid interest on such Note if not included in the Fundamental Change Purchase Price). Such Fundamental Change Purchase Price shall be paid promptly to such Holder, subject to receipt of funds from the Company by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in this Article 3 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01. Section 3.05 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time specifying:

31 (a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; (b) if certificated, the certificate numbers of the withdrawn Notes; and (c) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof; provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures. The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice, has been withdrawn in compliance with the provisions of this Section 3.05. Section 3.06 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., London time, on the Fundamental Change Purchase Date the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money in U.S. dollars (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been delivered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date then as of such Fundamental Change Purchase (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and any previously accrued and unpaid interest, if not included in the Fundamental Change Purchase Price, on such Notes upon delivery or book-entry transfer of such Notes). Section 3.07 Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. Section 3.08 Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Sections 3.01, the Company shall, in each case if required by law (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules

32 under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3. Section 3.09 Repayment to the Company (Fundamental Change). To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date then, following the Fundamental Change Purchase Date the Paying Agent shall, upon written request of the Company, promptly return any such excess to the Company. ARTICLE 4. CONVERSION Section 4.01 Right To Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert any or all of its Notes, or any portion thereof, such that the principal amount that remains Outstanding of each Note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a)(ii) hereof, (x) prior to the Close of Business on the Business Day immediately preceding February 1, 2033, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after February 1, 2033, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the conditions described in Section 4.01(b) hereof. (b) (i) Prior to the Close of Business on the Business Day immediately preceding February 1, 2033, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter commencing after June 30, 2026 (and only during such fiscal quarter) if the Last Reported Sale Price per Common Share for each of at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on and including the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day. (ii) Prior to the Close of Business on the Business Day immediately preceding February 1, 2033, a Holder may surrender all or a portion of its Notes for conversion during the five consecutive Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. The Trading Price shall be determined by the Company or the Bid Solicitation Agent, as applicable, pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.01 hereof. The Company shall provide

33 notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $5,000,000 aggregate principal amount of Notes provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or, if the Company is acting as Bid Solicitation Agent, it shall determine) the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the condition to conversion set forth in this Section 4.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. Neither the Trustee nor the Conversion Agent shall have any obligation to determine the Trading Price of the Notes. For the avoidance of doubt, the failure to provide the notice referred to in the immediately preceding sentence will not extend the five consecutive Business Day period during which the Notes will be convertible as described in this Section 4.01(b)(ii). (iii) If the Company (x) issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distributes to all or substantially all holders of the Common Shares the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Company in good faith and a commercially reasonable manner, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least (x) 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution or (y) at least 10 scheduled trading days prior to the Ex-Dividend Date for such issuance or distribution; provided that, if the Company provides such notice in accordance with this clause (y) but not in accordance with the immediately preceding clause (x), notwithstanding anything to the contrary under Section 4.03 below or any other provision of this Indenture, the Company shall be required to settle all conversions of Notes with a

34 Conversion Date occurring during the period from, and including, the date of such notice to, and including, the record date for such issuance or distribution (or the date of our announcement that such issuance or distribution will not take place) using Physical Settlement and the Company shall so notify the Holders of such required Settlement Method in such notice. After the Company has delivered such notice, Holders may surrender all or a portion of their Notes for conversion at any time until the earlier of (a) Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Holders may not convert their Notes under this Section 4.01(b)(iii) if they participate (other than in the case of a share split or share combination) at the same time and upon the same terms as holders of the Company’s common shares and solely as a result of holding the Notes, in any of the transactions described in the preceding without having to convert their Notes as if they held a number of common shares equal to the then-effective Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. (iv) If the Company calls any Notes for Redemption in accordance with Section 11.01 or Section 11.02 prior to the Close of Business on the Business Day immediately preceding February 1, 2033, then the Holders of the Notes called for Redemption may convert such Notes at any time prior to the Close of Business on the second Scheduled Trading Day prior to the applicable Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of the Company’s delivery of a Tax Redemption Notice or Optional Redemption Notice, as applicable, shall expire, unless the Company defaults in the payment of the applicable redemption price, in which case a Holder of the Notes called for redemption may convert such Notes until the redemption price has been paid or duly provided for. If the Company elects to redeem less than all of the outstanding Notes under Section 11.02 and the Holder of any Notes (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the Close of Business on the 45th Scheduled Trading Day immediately before the relevant Optional Redemption Date, whether such Notes or beneficial interest, as applicable, is to be redeemed pursuant to such redemption (and, as a result thereof, convertible in accordance with the provisions of this Indenture), then such Holder or owner, as applicable, shall be entitled to convert such Notes or beneficial interest, as applicable, at any time before the Close of Business on the Scheduled Trading Day prior to the applicable Redemption Date unless the Company defaults in the payment of the applicable Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Notes or beneficial interest, as applicable, until the redemption price has been paid or duly provided for, and each such conversion shall be deemed to be of Notes called for Redemption. None of the Trustee, the Conversion Agent, the Paying Agent or the Registrar shall be responsible for making any determinations in accordance with this Section 4.01(b)(iv). (v) If the Company publicly announces a transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or Share Exchange Event, or if any such transaction or event occurs (regardless of whether the Holders would have the right to require the Company to purchase their Notes pursuant to Article 3), the Company shall deliver notice (a “Specified

35 Corporate Transaction Notice”) of such specified corporate transaction or event to the Holders as promptly as practicable following the first public announcement by the Company of such transaction or event or, in the case that no public announcement is made, the occurrence of such transaction or event. For any such potential Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Specified Corporate Transaction Notice shall describe: (A) the transaction or event; (B) the anticipated effective date of such transaction or event; (C) the Holder’s right to convert their Notes in accordance with Section 4.01(b)(iv); (D) the Conversion Rate in effect on the date the Company delivers such notice; (E) that an adjustment to the Conversion Rate is expected to be made pursuant to Section 4.05 as a result of such transaction or event and the formula for determining such adjustment; (F) whether the relevant transaction or event is expected to constitute a Share Exchange Event, and, if so, that the Notes will become convertible into Reference Property, subject to the settlement provisions of this Indenture; (G) whether the relevant transaction or event is expected to constitute a Fundamental Change, and, if so, that Holders will have the right to require the Company to purchase their Notes pursuant to Article 3; and (H) whether the relevant transaction or event is expected to constitute a Make-Whole Fundamental Change, and, if so, that the Conversion Rate will be increased under Section 4.06 for Notes converted in connection with such Make-Whole Fundamental Change. Upon the Company’s delivery of a Specified Corporate Transaction Notice, a Holder may surrender its Notes for conversion at any time until the earlier of (x) the 35th Trading Day immediately following the effective date of such transaction or event or, if such transaction or event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date and (y) the Close of Business on the second Trading Day immediately preceding the Maturity Date. Section 4.02 Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

36 (b) To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest in a Global Note and pay the funds, if any, required by Section 4.02(f) and any taxes in connection therewith if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall: (i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion as Attachment 1 to the Physical Note (the “Conversion Notice”) or a PDF of the Conversion Notice; (ii) deliver the Conversion Notice, which is irrevocable, and the Physical Note to the Conversion Agent; (iii) if required, offer indemnity, pre-funding, and/or security satisfactory to the Trustee and the Registrar and furnish to the Trustee and the Registrar appropriate endorsements and transfer documents; (iv) if required, pay all transfer, stamp, issue, documentary or similar taxes as set forth in Section 4.02(g); and (v) if required, make any payment required under Section 4.02(f). If Notes have been submitted for repurchase pursuant to a Fundamental Change Purchase Notice such Note may not be converted except to the extent such Notes has been withdrawn by the Holders and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice prior to the time such Notes are repurchased or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05 hereof prior to the relevant Fundamental Change Expiration Time. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note. For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note. Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04 hereof, the Person in whose name any Common Shares shall be issuable upon conversion, if any, shall be treated as a stockholder of record (i) as of the Close of Business on the last VWAP Trading Day of the applicable Observation Period in the case of Combination Settlement and (ii) as of the Close of Business on the Conversion Date in the case of Physical Settlement. For the avoidance of doubt,

37 until a Holder is deemed to become the holder of record of Common Shares issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence, such Holder shall not have any rights as a holder of the Common Shares with respect to Common Shares issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note. (c) Endorsement. Any Notes surrendered for conversion shall, unless Common Shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney. (d) Physical Notes. If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes. (e) Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Trustee shall make a notation on its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee. (f) Interest Due Upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date, or in accordance with the procedures of the Depositary (regardless of whether such converting Holder was the Holder of record on the such Regular Record Date); provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date for the repayment of interest and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Conversion Date occurs after such Regular Record Date and on or prior to such Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes. None of the Trustee, the Conversion Agent, the Paying Agent or the Registrar will be responsible for making any determinations in accordance with the foregoing. (g) Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Common Shares upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

38 (h) Trustee and Conversion Agent Liability. Neither the Trustee nor the Conversion Agent (if other than the Trustee) will have any duty to determine or verify (i) the Company’s determination of whether any of the conditions to conversion have been satisfied or (ii) the Conversion Rate. Section 4.03 Settlement Upon Conversion. (a) Settlement. Upon conversion of any Note, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01 hereof, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), solely Common Shares (together with cash in lieu of any fractional Common Shares pursuant to Section 4.03(b)) (“Physical Settlement”) or a combination of cash and Common Shares (“Combination Settlement”). (i) Settlement Election. All conversions of Notes called for Redemption for which the relevant Conversion Date occurs during the related Redemption period, and all conversions for which the relevant Conversion Date occurs on or after February 1, 2033 shall be settled using the same Settlement Method. Except for any such conversions for which the relevant Conversion Date occurs during a Redemption period, and any conversions for which the relevant Conversion Date occurs on or after February 1, 2033, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), the Company shall provide to the Holders so converting through the Conversion Agent a notice of such Settlement Method (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), no later than the Close of Business on the second Scheduled Trading Day immediately following the related Conversion Date (or, in the case of (x) any conversions of Notes called for Redemption for which the relevant Conversion Date occurs during the related Redemption period, in the related Redemption Notice or (y) any conversions occurring on or after February 1, 2033, no later than February 1, 2033). If the Company does not timely elect a Settlement Method, the Company shall be deemed to have elected the default settlement method (as defined below) in respect of its Conversion Obligation. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount shall not constitute a Default under this Indenture. The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of Notes. However, the Company may, from time to time, change the default settlement method by sending written notice of the new default settlement method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee). In addition, the Company may, by sending written notice to the Holders, irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect that will

39 apply to all Note conversions with a Conversion Date that is after the date the Company sends such written notice. Notwithstanding the foregoing, no such change in the default settlement method or irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Notes pursuant to this Indenture. Concurrently with providing notice to all Holders of a change in the default settlement method or an election to irrevocably fix the settlement method, the Company shall promptly furnish a report on Form 6-K or publish a press release announcing that it has made such change to the default settlement method or elected to irrevocably fix the settlement method, as the case may be. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes. (ii) Settlement Amount. The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: (A) if the Company elects (or is deemed to have elected) Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, a number of Common Shares equal to the applicable Conversion Rate, together with cash in lieu of any fractional Common Shares pursuant to Section 4.03(b); (B) if the Company elects (or is deemed to have elected) Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and (C) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, an amount of cash and number of Common Shares, if any, equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period. (iii) Delivery Obligation. For Cash Settlement or Combination Settlement, the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under Section 4.03 hereof, (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement and (ii) on the third Business Day immediately following the last VWAP Trading Day of the related Observation Period, if the Company elects Cash Settlement or Combination Settlement, except as provided below under Section 4.07. (b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional Common Shares as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a Common Share, the Company will, in lieu of delivering such fraction of a Common Share, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the

40 relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in a Combination Settlement, the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (subject to Section 4.03(c) immediately below). (c) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date or with respect to which a single Observation Period (including, for the avoidance of doubt, the same VWAP Trading Days therein) would apply, the Company will calculate the amount of cash and the number of Common Shares due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on the same Conversion Date. (d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery or payment, as the case may be, of cash, Common Shares or a combination of cash and Common Shares into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the relevant Conversion Date; provided, however, that subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date. As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Note includes both cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion. (e) Notices. On the first Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Note surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of Common Shares, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date. Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination) at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

41 (a) If the Company exclusively issues Common Shares as a dividend or distribution to all or substantially all holders of its Common Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable; OS0 = the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date (before giving effect to any such dividend, distribution, split or combination), as applicable; and OS1 = the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable. Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (b) If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula: CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

42 CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; OS0 = the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date; X = the total number of Common Shares issuable pursuant to such rights, options or warrants; and Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such issuance had not occurred. For purposes of this Section 4.04(b) and Section 4.01(b)(iii) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manners. (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding: (i) dividends or distributions, rights options or warrants described in Section 4.04(a) hereof or Section 4.04(b) hereof; (ii) dividends or distributions paid exclusively in cash, to which the provisions set forth in Section 4.04(d) below shall apply; and

43 (iii) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply; (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of Distributed Property with respect to each outstanding Common Share as of the Open of Business on the Ex-Dividend Date for such distribution. If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of the Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of Common Shares equal to the Conversion Rate in effect immediately prior to the date for the distribution. Any increase made pursuant to the formula above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution (including a Spin-Off) is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

44 where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off; CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off; FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as if references therein to the Common Shares were to such share capital or similar equity interest) over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of Common Shares over the Valuation Period. If a Holder converts Notes, Cash Settlement or Combination Settlement is applicable to such Notes and the first VWAP Trading Day of the Observation Period applicable to such Notes occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, then the reference in the above definition of “FMV0” to “10” Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts Notes, Cash Settlement or Combination Settlement is applicable to such Notes and one or more VWAP Trading Days of the Observation Period for such Notes occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to “10 consecutive” Trading Days deemed replaced with a reference to “one (1)” Trading Day. For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Shares in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Shares, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be

45 determined based on whether a day is a Trading Day for both the Common Shares and such Capital Stock or similar equity interest. Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Shares entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the first date of original issuance of the Initial Notes are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Shares with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued. For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of: (A) a dividend or distribution of Common Shares to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or (B) an issuance of rights, options or warrants entitling holders of the Common Shares to subscribe for or purchase Common Shares to which Section 4.04(b) hereof also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause

46 C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Common Shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex- Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any Common Shares included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof. (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula: CR1 = CR0 x SP0 SP0 – C where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution; SP0 = the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per Common Share that the Company distributes to all or substantially all holders of the Common Shares. If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares equal

47 to the Conversion Rate in effect immediately prior to the record date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution. (e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Shares (other than an odd-lot tender offer), to the extent that the cash and value (determined as of the Offer Expiration Date by the Company in good faith and in a commercially reasonable manner) of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date; CR1 = the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for Common Shares purchased in such tender or exchange offer; OS0 = the number of Common Shares outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of Common Shares outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and SP1 = the average of the Last Reported Sale Prices of the Common Shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”). (f) Special Settlement Provisions.

48 If a Holder converts Notes, Cash Settlement or Combination Settlement is applicable to such Notes, and the first VWAP Trading Day of the Observation Period for such Notes occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts Notes, Cash Settlement or Combination Settlement is applicable to such Notes and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Offer Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one.” Notwithstanding anything to the contrary herein, if a Holder converts Notes, Combination Settlement is applicable to such Notes and the Daily Settlement Amount for any VWAP Trading Day during the Observation Period applicable to such Notes: (i) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a) through (e) above; and (ii) includes any Common Shares that, but for this provision, would entitle their holder to participate in such event; then, although the Company shall otherwise treat such Holder as the holder of record of such Common Shares on the last VWAP Trading Day of such Observation Period, the Company shall not permit such Holder to participate in such event on account of such Common Shares. In addition, if a Holder converts Notes and: (iii) Combination Settlement is applicable to such Notes; (iv) the record date, effective date or expiration date for any event that requires an adjustment to the Conversion Rate under any of clauses (a) through (e) above occurs: (A) on or after the first VWAP Trading Day of such Observation Period; and (B) on or prior to the last VWAP Trading Day of such Observation Period; and (v) the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or expiration date:

49 (A) includes Common Shares that do not entitle their holder to participate in such event; and (B) is calculated based on a Conversion Rate that is not adjusted on account of such event; then, on account of such conversion, the Company shall, on such record date, effective date or expiration date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of Common Shares equal to the total number of Common Shares that: (vi) are deliverable as part of the Daily Settlement Amount: (A) for a VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or expiration date; and (B) is calculated based on a Conversion Rate that is not adjusted for such event; and (vii) if not for this provision, would not entitle such Holder to participate in such event. (g) Shareholder Rights Plan. If a Holder converts Notes, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Notes, on the Conversion Date applicable to such Notes, and if Combination Settlement applies to such Notes on any VWAP Trading Day in the Observation Period applicable to such Notes, the Holder converting such Note will receive, in addition to any Common Shares otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Shares, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Shares, Distributed Property as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights. (h) Limitation on Transactions. Notwithstanding anything to the contrary herein, the Company shall not undertake any transaction that would result in its being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per Common Share will be less than the par value of the Common Shares. (i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

50 In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted: (i) upon the issuance of any Common Shares at a price below the Conversion Price or otherwise, except as set forth in clause (ii) or clause (iii) below; (ii) on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise; (iii) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan; (iv) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future officer, employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries; (v) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.04(i)(iv) immediately above and outstanding as of the date the Notes were first issued; (vi) for a change in the par value of the Common Shares; or (vii) for accrued and unpaid interest on the Notes, if any. (j) For purposes of this Section 4.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. Section 4.05 Discretionary and Voluntary Adjustments. (a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

51 (b) Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of The New York Stock Exchange, the Company is permitted (but not required) to increase the Conversion Rate of the Notes (i) by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest or (ii) to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Any backup withholding may be withheld from or set off against payments of cash or the delivery of Common Shares, if any, in respect of the Notes (or payments on the Common Shares) or sale proceeds received by such Holder or beneficial owner or such Holder’s or beneficial owner’s funds or assets. Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption. (a) Increase in the Conversion Rate. If (i) a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, or (ii) the Company delivers to the Holders an Optional Redemption Notice or a Tax Redemption Notice, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described in this Section 4.06. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Trading Day immediately following the Effective Date for such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if such Notes have been called (or deemed called) for Redemption and the relevant Conversion Date occurs during the related Redemption period. Accordingly, if the Company elects to redeem less than all of the outstanding Notes as described under Section 11.02, Holders of the Notes not called for Redemption shall not be entitled to convert such Notes on account of the Redemption Notice and shall not be entitled to an increased Conversion Rate for conversions of such Notes (on account of the Redemption Notice) during the applicable Redemption period if such Notes are otherwise convertible, except in accordance with Section 4.01(b)(iv). (b) Cash Mergers. Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a Redemption Notice, the Company shall satisfy its obligations under Section 4.03 except that, if the consideration paid to holders of the Common Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of each $1,000 principal amount of Notes shall be calculated based solely on the Share Price (determined in the manner described in Section 4.06(c)) for such Make- Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.06) multiplied by such

52 Share Price. In such event, the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date. (c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change or a Redemption shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of the Make-Whole Fundamental Change or the date the Company delivers the Redemption Notice and the price per Common Share paid (or deemed paid) in the Make-Whole Fundamental Change (the “Share Price”), as determined under the two immediately following sentences. If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” the Share Price shall be the cash amount paid per Common Share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date the Company gives a Redemption Notice, as applicable. If a conversion in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the effective date of the Redemption Notice or the Make-Whole Fundamental Change, as applicable, and the later event will be deemed not to have occurred for purposes of such conversion for purposes of this section. (d) Interpolation and Limits. The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case: (i) If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable. (ii) If the Share Price is greater than $80.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate. (iii) If the Share Price is less than $5.70 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change or Redemption Notice to exceed 175.4385 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof. (iv) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Share Prices shall equal the Share

53 Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04. (e) Notices. The Company shall notify the Trustee and Holders of the Effective Date of any Make-Whole Fundamental Change in writing and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date. Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. (a) Share Exchange Events. In the case of: (i) any recapitalization, reclassification or change of Common Shares (other than a change to par value or from par value to no par value or changes resulting from a share split, reverse share split or other subdivision or combination); (ii) any consolidation, merger, combination or similar transaction involving the Company; (iii) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries, taken together as a whole; or (iv) any statutory share exchange, in each case, as a result of which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such shares, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one Common Share immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Reference Property Unit”), then the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the consideration due upon conversion of any Notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of Common Shares in Article 4 were instead a reference to the same number of Reference Property Units. If Notes are submitted for conversion, the Company may elect to arrange to have such Notes exchanged in lieu of conversion by a financial institution the Company designates. To make such election, the Company must send notice of such election to the Holders of such Notes before the Close of Business on the Business Day immediately following the conversion date for such Notes, and the Company must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as the Company would have been

54 required to do so. The Company shall remain responsible to deliver such consideration if the financial institution fails to timely deliver the same. If a Share Exchange Event causes the Common Shares to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property shall be deemed to be the weighted average, per Common Share, of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Common Share. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made. Notwithstanding anything to the contrary herein, if holders of Common Shares receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased in accordance with Section 4.06(a)), multiplied by the price paid per share in such transaction and (ii) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). Such supplemental indenture described in the third immediately preceding paragraph shall provide, to the extent the Reference Property is comprised, in whole or in part, of Common Equity, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 4. If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Company or, in the case of a transaction described in Article 9, the Successor Company, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of Notes, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Article 3, as the Board of Directors shall reasonably consider necessary by reason of the foregoing. (b) If the Company executes a supplemental indenture pursuant to this Section 4.07, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Share Exchange Event, the composition of a Reference Property Unit for such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Share Exchange Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture. The Company shall also issue a press release containing such information and shall make such press release available on its website. (c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall

55 affect the right of a Holder of Notes to convert its Notes as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Share Exchange Event. (d) If an adjustment to the Conversion Rate otherwise required by this Indenture would result in a change of less than 1% to the Conversion Rate, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the Conversion Rate; (ii) the conversion date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) February 1, 2033 (the “deferral exception”). (e) The provisions of this Section 4.07 shall apply successively to successive Share Exchange Events. Section 4.08 Certain Covenants. (a) Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any Common Shares, the Company will reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Notes. (b) Certain other Covenants. The Company covenants that all Common Shares that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non- assessable and shall be free from preemptive rights and free from any documentary, stamp or similar issue or transfer tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any Common Shares to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted. Section 4.09 Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07 relating either to the kind or

56 amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 4.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee and the Conversion Agent in each of their respective capacities hereunder. Section 4.10 Notice of Adjustment to the Trustee. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment; provided that unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate at its Corporate Trust Office, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect and (ii) deliver written notice to the Holders, at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture. Section 4.11 Notice to Holders. (a) Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event. (i) Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Shares described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as practicable after the holders

57 of the Common Shares are notified of such event, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, dividend or distribution, as the case may be, changes. (ii) Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto). (iii) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least two Scheduled Trading Days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased. (iv) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expected to be entitled to receive in such event, changes. The Company shall furnish copies of any such notices to the Trustee and the Conversion Agent at the time of distribution to Holders. Section 4.12 Repayment to the Company (Conversion). To the extent that the aggregate amount of cash deposited by the Company pursuant to this Article 4 exceeds the aggregate Conversion Price of the Notes or portions thereof that the Company is obligated to purchase as of the Conversion Date then, following the Conversion Date the Paying Agent shall,

58 upon written request by the Company, promptly return any such excess to the Company pursuant to the standing instructions that the Company has on file with the Trustee. ARTICLE 5. COVENANTS Section 5.01 Payment of Principal, Interest and Fundamental Change Purchase Price . The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price) and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Section 5.02 Maintenance of Office or Agency. The Company will maintain an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee. The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable. The Company hereby initially designates The Bank of New York Mellon, London Branch as the Paying Agent and Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company may, however, change the Paying Agent, Conversion Agent, Transfer Agent or Registrar without notice to the Holders. The Company or its Affiliates may act as Paying Agent or Registrar. In acting hereunder and in connection with the Notes, the Paying Agent, Registrar and Conversion Agent shall act solely as an agent of the Company, and will not thereby assume any obligation towards or relationship of agency or trust for or with any Holder. With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture. Section 5.03 Provisions as to Paying Agent.

59 (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03: (i) that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price for, the Notes held in trust for the benefit of the holders of the Notes; (ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price for, the Notes when the same shall be due and payable; and (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust. The Company shall, on or before each due date of the principal of and accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price for, the Notes, deposit with the Paying Agent a sum in U.S. dollars sufficient to pay such principal, accrued and unpaid interest, or any Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., London time, on such date. (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price for, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such amount so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any such payment when the same shall become due and payable. (c) Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums. (d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price for, any Note and remaining unclaimed for two years after such principal, accrued and unpaid interest, or any Fundamental Change Purchase Price has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from

60 such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. (e) Each of the Trustee and the Paying Agent shall not be obliged to make any payment until such time as it has received sufficient funds in order to make such payment. Section 5.04 Reports. (a) The Company will file with the Trustee, within 15 calendar days after it is required to file the same with the Commission (after giving effect to all applicable grace periods under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility to determine whether such filings have been made. The “grace periods” referred to in this clause (a) with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period. (b) Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). (c) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the Common Shares delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such Common Shares the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Shares pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes or such Common Shares may reasonably request from time to time to enable such

61 Holder or beneficial owner to sell such Notes or such Common Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time. Section 5.05 Statements as to Defaults. The Company is required to deliver to the Trustee, within 135 days after the end of each fiscal year beginning with the end of the year of the original issue date of the Notes (which fiscal year ends December 31, 2026), an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company is in default, specifying all such Default or Event of Defaults and the nature and the status thereof of which he or she may have knowledge. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07 hereof. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received notice thereof at its Corporate Trust Office and such notice references the Company, this Indenture and the Notes. Section 5.06 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 5.08 hereof or Section 6.03 hereof, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. Section 5.07 Compliance Certificate and Opinions of Counsel. (a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

62 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. (c) All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect. Section 5.08 Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the Original Issuance Date, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 6- K), or the Notes are not otherwise Freely Tradable under U.S. securities laws, including pursuant to Rule 144 under the Securities Act, by Holders other than “affiliates” (within the meaning of Rule 144) of the Company (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) the Company shall pay Additional Interest that will accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise Freely Tradable by Holders other than “affiliates” (within the meaning of Rule 144) of the Company; provided that such period shall end on the date that is one year from the Original Issuance Date. (b) The Company will use reasonable efforts to cause the Notes, to bear an unrestricted CUSIP number no later than the 370th day after the Original Issuance Date of the Notes, subject to the Applicable Procedures. If, and for so long as, the Restricted Notes Legend has not been removed (or deemed removed) from the Notes held by non-affiliates, the Notes held by non-affiliates are not assigned (or deemed assigned) an unrestricted CUSIP number or the Notes are not otherwise Freely Tradable by Holders other than “affiliates” (within the meaning of Rule 144) of the Company or Holders that were “affiliates” (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 370th day after the Original Issuance Date, the Company will pay Additional Interest on the Notes. Additional Interest will accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes then outstanding until such Restricted Notes Legend is removed (or deemed removed), the Notes are assigned (or deemed assigned) an unrestricted CUSIP number and the Notes are Freely Tradable by Holders other than “affiliates” (within the meaning of Rule 144) of the Company or Holders that were “affiliates” (within the meaning of Rule 144) of the Company

63 during the 90 days immediately preceding the date of the proposed transfer; provided, however, that no additional interest shall accrue or be owed pursuant to this Section 5.08 until the tenth calendar day following written notification to the Company by the Trustee or any Holder or beneficial owner of the Notes requesting that the Company complies with its obligations described in this Section 5.08(b) (which notice may be given at any time after the 330th day after the Original Issuance Date). (c) Such Additional Interest that is payable shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be in addition to any Additional Interest that may accrue as described under Section 6.03. Section 5.09 Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company. Section 5.10 Restriction on Resales. The Company shall not, and shall use reasonable efforts to not permit any Affiliate of the Company to, resell any of the Notes that have been reacquired by the Company or any such Affiliate. Section 5.11 Company to Furnish Trustee Names and Addresses of Holders. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If at any time the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee: (a) semi-annually, not later than the 15th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished. Section 5.12 Additional Amounts. (a) All payments and deliveries made by, or on behalf of the Company (including, for the purposes of this Section 5.12, any successor to the Company) under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Purchase Price), payments of interest and deliveries of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges (including interest and penalties related thereto) (collectively, “Applicable Taxes”) imposed or levied by or within the jurisdiction in which the Company is, for tax purposes, organized or resident or engaged in business or through which payment is made by or on behalf of the Company for purposes of the

64 tax law of that jurisdiction (or, in each case, any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company shall pay to the Holders of the Notes such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (including any such withholding or deduction on such Additional Amounts) shall equal the amounts that would have been received by such Holder had no such withholding or deduction been required; provided, however, that no Additional Amounts will be payable: (i) for or on account of: (1) any Applicable Taxes to the extent such Applicable Taxes would not have been imposed but for: (A) the existence of any present or former connection between the Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) of such Notes and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere acquisition, ownership, holding or enforcement of such Notes or the receipt of payments thereunder; (B) the presentation of such Notes (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, such Notes or the delivery of Common Shares and other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of such Notes became due and payable pursuant to the terms thereof or was made or duly provided for; or (C) the failure of the Holder or the beneficial owner (to the extent it is legally entitled to do so) to comply with a timely request from the Company, addressed to the Holder or the beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or such beneficial owners’ nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

65 (2) any estate, inheritance, gift, sale, transfer, personal property or similar Applicable Taxes; (3) any Applicable Taxes to the extent such Applicable Taxes result from the presentation of any Notes for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Notes for payment by at least one other Paying Agent; (4) any Applicable Taxes that are payable otherwise than by deduction or withholding from payments under or with respect to the Notes; (5) all United States federal backup withholding taxes; (6) any Applicable Taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or (7) any combination of Applicable Taxes referred to in the preceding clauses (1) through (6). (ii) The Company shall pay and indemnify the Holder or beneficial owner for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Applicable Taxes levied or imposed by any jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any other document or instrument referred to therein (other than a transfer of Notes following the date of this Indenture), or the receipt of any payments with respect thereto (limited, solely in the case of Applicable Taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Tax Jurisdiction that are not excluded under clauses (a)(i)(1) through (4) and (6) or any combination thereof). (iii) If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee and the Paying Agent on a date at least 30 days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee and the Paying Agent in writing promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts received from the Company on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on

66 such Officer’s Certificate as conclusive proof that such payments are necessary. The Company shall provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. (iv) The Company shall make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with applicable law. The Company shall use reasonable efforts to obtain tax receipts from each taxing authority evidencing the payment of any Applicable Taxes so deducted or withheld. (v) Additional Amounts shall not be paid for any Applicable Taxes with respect to any payment of the principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, such Notes or the delivery of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of such Notes to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof. (b) Any reference in this Indenture or the Notes in any context to the delivery of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of any Note or the payment of principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 5.12. (c) Each Holder entitled to any Additional Amounts shall cooperate with the Company, the Trustee and the Paying Agent in providing any information or documentation reasonably requested by the Company, the Trustee or the Paying Agent to confirm the identity and/or tax status of such Holder and any affected beneficial owner (to the extent necessary to establish such Holder’s entitlement to Additional Amounts) and to assist the Company or the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Company shall furnish to the Trustee an Officer’s Certificate or any other documentation reasonably satisfactory to the Trustee evidencing the payment of any Applicable Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation shall be made available by the Trustee to the relevant Holders upon written request to the Trustee. (d) The above obligations will survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction where any successor to the Company is, for tax purposes, organized or resident or engaged in business or through which payment is made by, or

67 on behalf of, any successor to the Company (or any political subdivision or taxing authority thereof or therein). ARTICLE 6. REMEDIES Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes: (a) default in any payment of interest on any Note when due and payable, and the default continues for a period of more than 30 calendar days; (b) default in the payment of the principal on any Note (including the Fundamental Change Purchase Price, if applicable) when due and payable on the Maturity Date, upon Optional Redemption, upon required repurchase, upon declaration of acceleration or otherwise; (c) failure by the Company to comply with its obligations under Article 4 hereof to convert the Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days; (d) failure by the Company to comply with its obligations under Article 9 hereof; (e) failure by the Company to issue a notice in accordance with the provisions of Section 3.02 hereof for a period of five Business Days after such notice becomes due; (f) failure by the Company for 90 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder; (g) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Company and/or any of the Subsidiaries of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared immediately due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such Default remains uncured, such indebtedness is not repaid or such acceleration is not rescinded for 30 days after the date on which written notice shall have been

68 given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (h) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or (i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days. Section 6.02 Acceleration; Waiver. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(h) hereof or Section 6.01(i) hereof with respect to the Company) occurs and is continuing, and is known to a Responsible Officer of the Trustee, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, subject to its rights and protections herein, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. Upon such a declaration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of and accrued and unpaid interest, if any, on all Notes shall automatically become due and payable. For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (A) a Default consisting of a failure to send a notice in accordance with this Indenture shall be cured upon the sending of such notice; (B) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with this Indenture, of such payment (or other consideration) together, if applicable, with Additional Interest thereon; and (C) a Default that is (or, after notice, passage of time or both, would be) an Event of Default related to failure to file report(s) will be cured upon the filing of the relevant report(s) giving rise to such Default. In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.

69 (b) The Holders of a majority in aggregate principal amount of Notes at the time outstanding, by written notice to the Trustee and the Company, may waive any current Default or Event of Default (except with respect to (i) any failure by the Company to pay the principal of or accrued interest on the Notes (including the Fundamental Change Purchase Price, if applicable), (ii) any failure by the Company to comply with its obligations to purchase Notes when required to do so under Article 3, (iii) any failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iv) any covenant or provision of this Indenture or the Notes that cannot be modified or amended without the consent of all Holders as provided for in Section 8.02) and may rescind any acceleration of the notes if (x) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (y) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes have become due solely by such acceleration, have been cured or waived and (z) the Company has paid the Trustee and the Agents their compensation and reimbursed the Trustee and the Agents (in each of their capacities hereunder) for their respective expenses (including the reasonable fees and expenses of its counsel), disbursements and advances, and paid any other amounts due under this Indenture to the Trustee and the Agents. (c) Each Holder shall have the right to receive payment or delivery, as the case may be, of: (i) the principal (including the Redemption Price or the Fundamental Change Purchase Price, if applicable) of; (ii) accrued and unpaid interest, if any, on; and (iii) the consideration due upon conversion of; its Notes, on or after the respective due dates expressed or provided for herein, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder. Section 6.03 Additional Interest. (a) Notwithstanding Section 6.02 hereof, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with Section 5.04(a) hereof (such Event of Default, a “Reporting Event of Default”), will, after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days during which such Event of Default has occurred and is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes Outstanding for each day during the next 185-day period during which such Reporting Event of Default occurs and is continuing beginning on, and including, the 181st day after such an Event of Default first occurred. (b) In no event shall Additional Interest payable at the Company’s election for failure to comply with its reporting obligations as set forth under Section 5.04(a), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. For the avoidance of doubt, any Additional Interest that accrues on the Notes pursuant to Section 6.01 will be in addition to the stated interest that accrues on such Notes and,

70 subject to the preceding sentence, in addition to any Additional Interest that accrues on such Notes pursuant to Section 5.08. If the Company elects to pay, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the reporting obligations is not waived or cured prior to the 366th day) after the date on which the Reporting Event of Default occurred (if such Reporting Event of Default has not been cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 6.02 hereof. (c) In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02 hereof. Except as provided in the Section 6.03(d) below, nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default or the Company elects to pay Additional Interest but does not pay the Additional Interest when due, the Notes will be subject to acceleration as provided in Section 6.02 hereof. (d) Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 5.08. (e) With regard to any Reporting Event of Default, no Additional Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist, after such Reporting Event of Default has been cured. Section 6.04 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee (it being understood that the Trustee shall not have an obligation to determine if such direction is unduly prejudicial to the rights of any such Holders), or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity and/or security satisfactory to it in its sole discretion against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. Section 6.05 Limitation on Suits. Subject to Section 6.06 hereof, no Holder may pursue a remedy with respect to this Indenture or the Notes unless: (a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

71 (b) the Holders of at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default; (c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request; (d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity and/or security; and (e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request. Section 6.06 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, but without limiting the provisions of Section 8.01 hereof, the right of each Holder to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or the Fundamental Change Purchase Price for, or any interest on, or the consideration due upon conversion of, such Notes on or after the respective due dates therefor, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.05 hereof. Section 6.07 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest on, Fundamental Change Purchase Price for, and the amount of cash, the number of Common Shares or the combination of cash and Common Shares, if any, as the case may be, due upon the conversion of, the Notes, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee (in each of its capacities hereunder), its agents and counsel, as well as any other amounts that may be due to the Trustee (in each of its capacities hereunder) under Section 10.07 hereof. Section 6.08 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and expenses, disbursements and advances of the Trustee (in each of its capacities hereunder), its agents and counsel, including any other amounts that may be due to the Trustee (in each of its capacities hereunder) under Section 10.07 hereof, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company,

72 its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee (in each of its capacities hereunder), its agents and counsel, and any other amounts due the Trustee (in each of its capacities hereunder) under Section 10.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee (in each of its capacities hereunder) under Section 10.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 6.11 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 6.12 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be. Section 6.13 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

73 FIRST: to the Trustee, the Paying Agent, the Custodian, the Registrar, the Conversion Agent and the other Agents, and their agents and attorneys for amounts due under this Indenture, including, without limitation, under Section 10.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee (in each of its capacities hereunder) and the costs and expenses of collection; SECOND: to the Holders, for any amounts due and unpaid on the principal of and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs. The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.13. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment. Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of and accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Note on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4 hereof. Section 6.15 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

74 ARTICLE 7. SATISFACTION AND DISCHARGE Section 7.01 Discharge of Liability on Notes. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on a Redemption Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with or as directed by the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash, a number of Common Shares, or a combination of cash and Common Shares, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive from such trust all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments prepared by the Company acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee (in each of its capacities hereunder) for any costs or expenses incurred by the Trustee (in each of its capacities hereunder), including the reasonable fees and expenses of its counsel, and to compensate the Trustee (in each of its capacities hereunder) for any services thereafter rendered by the Trustee (in each of its capacities hereunder) in connection with this Indenture or the Notes. Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and Common Shares, as the case may be, deposited with or as directed by the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and Common Shares shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or Common Shares, or both, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any. Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and Common Shares, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to

75 it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and Common Shares, or both, as the case may be. Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and Common Shares deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and Common Shares; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person. Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or Common Shares, or both, as the case may be, in accordance with Section 7.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money and Common Shares in accordance with Section 7.02 hereof; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Common Shares, if any, held by the Trustee or Paying Agent. ARTICLE 8. SUPPLEMENTAL INDENTURES Section 8.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (a) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes; (b) to conform the terms of this Indenture or the Notes to the description thereof in the Preliminary Offering Memorandum, as supplemented by the pricing term sheet related to the offering of the Notes; (c) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture; (d) to add guarantees with respect to the Notes; (e) to secure the Notes;

76 (f) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by the Indenture; (g) to make any other change that does not adversely affect the rights of any Holder in any material respect (other than any Holder that consents to such change); (h) to provide for a successor Trustee; (i) upon the occurrence of a Share Exchange Event, solely (x) to provide that the Notes are convertible into Reference Property, as required under Section 4.07, and (y) to effect the related changes to the terms of the Notes required under Section 4.07, in each case, in accordance with the applicable provisions hereof; (j) to comply with the Applicable Procedures; (k) to irrevocably elect a Settlement Method or eliminate, in the aggregate, any one or two Settlement Methods or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount; or (l) comply with any requirement of the SEC in connection with effecting or maintaining the qualification of this Indenture or any Supplemental Indenture under the U.S. Trust Indenture Act of 1939, as then in effect. Section 8.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) (i) the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and (ii) any past Default or compliance with any covenants or provisions of this Indenture may be waived (other than a Default or an Event of Default resulting from the failure to pay principal or interest on the Notes, the Fundamental Change Purchase Price, to pay or deliver, as the case may be, the amount of cash, the number of Common Shares or combination of cash and Common Shares, if any, as the case may be, due upon conversion of the Notes); provided, however, that no such supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby: (a) reduce the percentage in aggregate principal amount of Notes then Outstanding necessary to waive any past Default or Event of Default; (b) reduce the rate of interest on any Note or change the time for payment of interest on any Note; (c) reduce the principal of any Note or change the Maturity Date of any Note; (d) change the place or currency of payment on any Note;

77 (e) make any change that adversely affects the conversion rights of any Notes; (f) reduce the Redemption Price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (g) impair the rights of any Holder of Notes to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Purchase Price for, or any interest on, or the consideration due upon conversion of, such Note on or after the respective due dates therefor; (h) modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Notes; (i) change the provisions of Section 5.12 in a manner that is adverse to the rights of the Holders of the Notes; or (j) make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions of this Indenture if such change is adverse to the rights of Holders of the Notes. Notwithstanding the foregoing, any Holder may agree to waive any rights such Holder (and only such Holder) may have with respect to Notes held by such Holder. It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 calendar days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect. Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement. Section 8.04 Trustee to Sign Amendments, Etc.. The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not affect the rights, duties, liabilities, indemnities or immunities of the Trustee (in any of its capacities hereunder). If it does, the Trustee may, but need not, sign it. In signing or refusing to

78 sign such amendment or supplement, the Trustee shall receive, and, shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company, each stating that such amendment or supplement is authorized and permitted by the Indenture and that such amendment or supplement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No amendment that affects the rights, privileges, duties, liabilities or immunities of any Agent shall become effective without such Agent signing such amendment. ARTICLE 9. SUCCESSOR COMPANY Section 9.01 Company May Consolidate, Etc. on Certain Terms. The Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person (other than Excepted Transfers), unless: (a) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Norway or Bermuda, and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture as applicable to the Notes (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 5.12); (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes; (c) if, upon the occurrence of any such transaction, the Notes would become convertible into, or exchangeable for, securities issued by an issuer other than the Successor Company pursuant to the terms of this Indenture, then (x) such securities are common shares issued by a corporation organized and existing under the laws of the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Norway or Bermuda, and (y) if such Successor Company is a wholly owned subsidiary of the issuer of such securities based on which the Notes have become convertible or exchangeable, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes; (d) all the conditions specified in this Article 9 are met. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and the Company shall be discharged from its obligations under the Notes and the Indenture except in the case of any such lease. Following any conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety to one or more

79 its subsidiaries, the notes will remain convertible based on the Common Shares of the Company subject to Section 4.07. For purposes of this Section 9.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person (other than Excepted Transfers), which properties and assets, if held by the Company instead of such Subsidiary or Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person. Section 9.02 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Common Shares and into cash, Common Shares, or a combination of cash and Common Shares, if any, as the case may be, in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, upon receipt of a Company Order, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

80 Section 9.03 Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture. ARTICLE 10. THE TRUSTEE Section 10.01 Duties and Responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) and a Responsible Officer of the Trustee has received written notice of such fact in accordance with the terms of this Indenture, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in their exercise, as a prudent person would use in the conduct of his or her own affairs. (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that: (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred: (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

81 (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; (iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section; (v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and (vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Section 10.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Responsible Officer of the Trustee has received written notice of within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of principal amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or a default in the delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes. Section 10.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01: (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or PDF form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order and/or an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

82 (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be provided or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and rely upon a Board Resolution, an Opinion of Counsel and/or an Officer’s Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance thereon; (d) the Trustee may consult with counsel of its own selection and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel; (e) the Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby; (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; (i) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Company, the Notes and the Indenture and states that it is a notice of Default or Event of Default; (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and/or indemnified, are extended to, and shall be enforceable by, the Trustee and each of The Bank of New York Mellon, London Branch and The Bank of New York Mellon SA/NV, Dublin Branch, mutatis mutandis, in each case in each of their respective capacities hereunder, including, without limitation, as Paying

83 Agent, Registrar, Custodian, Conversion Agent and Transfer Agent, and each agent, custodian and other Person employed to act hereunder; (l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; (m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and (n) the permissive rights of the Trustee enumerated herein shall not be construed as duties. Section 10.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. Section 10.05 Trustee, Paying Agents, Conversion Agent, Transfer Agent or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, the Registrar, the Transfer Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Transfer Agent, Registrar or such other agent. Section 10.06 Monies to be Held in Trust. Subject to the provisions of Section 10.07, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee. Section 10.07 Compensation, Expenses and Indemnity of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and

84 disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision). The Company also covenants to indemnify the Trustee, and to hold the Trustee harmless against, any and all loss, liability, claim or expense incurred without gross negligence or willful misconduct on the part of the Trustee (as determined by a court of competent jurisdiction in a final non-appealable decision), and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Indenture, including, without limitation, this Section 10.07. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any settlement that involves the Trustee may not be entered into without the written consent of the Trustee (which consent shall not be unreasonably withheld, conditioned or delayed. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the termination, satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(h) and 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. The term “Trustee” for purposes of this Section 10.07 shall include (i) any predecessor or successor Trustee (provided, that, the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder), and (ii) the Trustee in each of its capacities hereunder, including, without limitation, as Authenticating Agent, Paying Agent, Transfer Agent, Custodian, Conversion Agent and Registrar. All indemnification and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents duly appointed by the Trustee pursuant to the terms hereof, and successors and assigns. In accordance with Section 10.03(k), the Agents shall have the benefit of the rights and protections of this Section 10.07, mutatis mutandis. Section 10.08 Officer’s Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee

85 (as determined by a court of competent jurisdiction in a final non-appealable decision), be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee. Section 10.09 [Reserved]. Section 10.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof, England and Wales or a jurisdiction in the European Union that is authorized under such laws to exercise corporate trust power and which customarily performs such corporate trust roles and provides such corporate trust services in transactions similar in nature to the issuance of the Notes pursuant to this Indenture. Section 10.11 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. (b) In case at any time any of the following shall occur: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent

86 jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. (c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as provided in Section 10.11(a), may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12. Section 10.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.07. No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be eligible under the provisions of Section 10.10. Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former trustee, at the written direction of the Company) shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company. Section 10.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee

87 (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be eligible under the provisions of Section 10.10. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or Authenticating Agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation. Section 10.14 [Reserved]. Section 10.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted. ARTICLE 11. OPTIONAL REDEMPTION Section 11.01 Optional Redemption for Changes in Withholding Taxes. (a) The Company may redeem the Notes at its option, in whole but not in part (a “Tax Redemption”), at any time upon giving not less than 45 nor more than 60 days’ prior notice (a “Tax Redemption Notice”) to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures pursuant to Section 12.08) (provided that if the Company elects physical settlement in respect of the conversions for which the Tax Redemption Date (as defined below) occurs on or after the date on which the Company gives a Tax Redemption Notice, then the Company shall provide not less than 10 nor more than 50 Scheduled Trading Days’ prior notice before the Tax Redemption Date), at a redemption price (the

88 “Tax Redemption Price”) equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for the Tax Redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which shall become due on the Tax Redemption Date as a result of the Tax Redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts, and (1) the Company cannot avoid such requirement by taking reasonable measures available to it (including the designation of a different the paying agent) and (2) the requirement arises as a result of: (i) any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction which change or amendment has not been announced as formally proposed before and becomes effective on or after April 14, 2026 (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after April 14, 2026, such later date); or (ii) any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change has not been announced as formally proposed before and becomes effective on or after April 14, 2026 (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after April 14, 2026, such later date). (b) The Company shall not give any Tax Redemption Notice earlier than 60 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such Tax Redemption Notice is given. Prior to the publication or, where relevant, delivering of any Tax Redemption Notice pursuant to the foregoing, the Company shall deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that there has been such amendment or change which would entitle the Company to redeem the Notes hereunder. (c) Before the Company publishes or delivers a Tax Redemption Notice as described above, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate to the effect that the Company is entitled to effect such redemption and cannot avoid its obligation to pay Additional Amounts by the Company taking reasonable measures available to it. The Trustee and the Paying Agent shall accept and shall be entitled to conclusively rely without further inquiry on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it shall be conclusive and binding on the Holders of the Notes. (d) The foregoing shall apply mutatis mutandis to any jurisdiction in which any successor person of the Company is, for tax purposes, organized or resident or engaged in business or through which payment is made by, or on behalf of, such person on the Notes (or, in each case, any political subdivision or taxing authority thereof or therein).

89 (e) Upon receiving a Tax Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed pursuant thereto, in which case the Company or the relevant successor, as applicable, shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such change in tax law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a fundamental change, maturity or otherwise, and whether in cash, common shares, reference property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price), and all subsequent payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes as required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed pursuant to a Tax Redemption converts its Notes in connection with our election to redeem the notes in respect of such change in tax law as described under Section 4.06, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion. (f) A Holder electing to not have its Notes redeemed pursuant to a Tax Redemption must deliver to the Paying Agent a written notice of such election so as to be received by the Paying Agent prior to the Close of Business on the fifth Business Day immediately preceding the Tax Redemption Date; provided that a Holder that complies with the requirements for conversion described under Section 4.02 prior to the Close of Business on the sixth Business Day immediately preceding the Tax Redemption Date shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the fifth Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price). If no election is made or deemed to have been made, the Holder shall have its Notes redeemed pursuant to the Tax Redemption without any further action. (g) With respect to any Notes that are converted in connection with a Redemption Notice in accordance with Section 4.01(b)(iv) the Company may increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Shares in accordance with Section 4.06. Section 11.02 Optional Redemption. (a) Except as provided in Section 11.01, the Notes shall not be redeemable by the Company prior to May 5, 2030. On or after May 5, 2030, the Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth below) (an “Optional Redemption”), if the Last Reported Sale Prices of the Common Shares has been at least 130% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption (an “Optional Redemption Notice”).

90 (b) In the case of any Optional Redemption, the Company shall provide not less than 45 nor more than 90 Scheduled Trading Days’ notice before the redemption date (the “Optional Redemption Date”) to the Trustee, the Paying Agent (if other than the Trustee), the Conversion Agent (if other than the Trustee) and each Holder of Notes (provided that if the Company elects physical settlement in respect of the conversions for which the Optional Redemption Date occurs on or after the date on which the Company gives an Optional Redemption Notice, then the Company shall provide not less than 10 nor more than 50 Scheduled Trading Days’ prior notice before the Optional Redemption Date), and the redemption price shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Optional Redemption Date (unless the Optional Redemption Date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case the Company shall pay the full amount of accrued and unpaid interest to the holder of record as of the Close of Business on such regular record date, and the redemption price shall be equal to 100% of the principal amount of the Notes to be redeemed) (the “Optional Redemption Price”). The Optional Redemption Date must be a Business Day, and the Company shall not specify an Optional Redemption Date with regard to a partial redemption that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date. (c) Each Optional Redemption Notice shall specify: (i) the Optional Redemption Date; (ii) the Optional Redemption Price; (iii) that on the Optional Redemption Date, the Optional Redemption Price shall become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date; (iv) the place or places where such Notes are to be surrendered for payment of the Optional Redemption Price; (v) that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date; (vi) the procedures a converting Holder must follow to convert its Notes and the settlement method, if applicable; (vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 4.06; (viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and (ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

91 (d) At the Company’s prior written request, the Trustee shall give the Optional Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the Close of Business five Business Days prior to the date the Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate and a written request that the Paying Agent give such Optional Redemption Notice together with the Optional Redemption Notice to be given setting forth the information to be stated therein as provided above. The Optional Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice or any defect in the Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note. (e) With respect to any Notes that are called (or deemed called) for redemption and converted in connection with a Redemption Notice in accordance with Section 4.01(b)(iv), the Company may increase the conversion rate for the Notes so surrendered for conversion by a number of Additional Shares in accordance with Section 4.06. If the Company elects to redeem fewer than all of the outstanding Notes, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date (such requirement, the “partial redemption limitation”). If the Company redeems fewer than all of the outstanding Notes and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depository in accordance with the Depository’s applicable procedures. If the Company redeems fewer than all of the outstanding Notes and the Notes to be redeemed are not Global Notes then held by the Depository, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) on a pro rata basis based upon principal balance, unless otherwise required by law or applicable stock exchange or depository requirements. None of the Trustee, the Paying Agent or the Registrar shall be liable for any selections made in accordance with this Section 11.02(e). (f) If the Trustee (or the Depository, with respect to Global Notes) selects a portion of a Holders’ Notes for partial redemption and such Holder converts a portion of such Notes, the converted portion shall be deemed to be from the portion selected for redemption. (g) In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange for other Notes, any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part. (h) No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

92 ARTICLE 12. MISCELLANEOUS Section 12.01 Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent, the Transfer Agent, the Bid Solicitation Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors. Section 12.02 Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York. To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company has appointed Borr Finance LLC, with offices at 8 The Green, Suite A, City of Dover, Delaware 19901, United States of America as its agent for service of process in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The agent for service of process named herein may resign upon giving written notice to the Issuer at the address listed in Section 12.08(a)(ii). The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that Borr Finance LLC has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Section 12.03 No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction. Section 12.04 Voting. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any of its Subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Notes, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned

93 shall be disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, one of its Subsidiaries or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or one of its Subsidiaries. Section 12.05 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Transfer Agent, any Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 12.06 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Indenture and the Notes and in no instance shall the Trustee, the Conversion Agent or any other agents be responsible for making such calculations. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, Trading Prices and Daily VWAPs of the Common Shares, accrued interest payable on the Notes and the Conversion Rate and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders, the Trustee, the Paying Agent, and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee, the Bid Solicitation Agent (if other than the Company), the Paying Agent and the Conversion Agent, and each of the Trustee, the Bid Solicitation Agent (if other than the Company), the Paying Agent and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification (and none of the Trustee, the Paying Agent, or the Conversion Agent will have any responsibility for such calculations). The Trustee shall forward the Company’s calculations to any Holders upon the prior written request of that Holder. Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the nearest 1/10,000th of a Common Share, rounding any additional decimal places up or down in a commercially reasonable manner. Section 12.07 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC, the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable, due to the character or intended character of the writings. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee or any Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by

94 the authorized representative)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or any Agent, including without limitation the risk of the Trustee or such Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 12.08 Notices, Etc. to Trustee, Agents and Company. (a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Trustee or any Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including electronically in PDF format) to or with the Trustee or such Agent at its Corporate Trust Office; or (ii) the Company by the Trustee, by any Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (and, in the case of securities held in book-entry form, by electronic transmission), to the Company addressed to it at the address of its principal office at 2nd Floor, S.E., Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda or at any other address furnished in writing to the Trustee by the Company prior to such mailing or electronically in PDF format. (b) The Company or the Trustee or any Agent, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications. (c) Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar, the Transfer Agent and the Conversion Agent. Notwithstanding any other provision of the Indenture, notices to the Trustee or any Agent (in any of its capacities hereunder) shall only be deemed received upon actual receipt thereof by a Responsible Officer at the relevant Corporate Trust Office. (d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. (e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. (f) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered

95 using Electronic Means. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company shall be responsible for ensuring that only officers with the authority to provide Instruction transmit such Instructions to the Trustee and that the Company and all such officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of the immediately preceding paragraph, “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. Section 12.09 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 12.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. Section 12.11 U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Company agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for the Company in order to enable the Trustee to comply with Applicable AML Law.

96 Section 12.12 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the banking institutions in New York, New York or London, England (or in connection with a payment, the placement of payment) wire or wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 12.13 FATCA and Applicable Law. Notwithstanding any other provision of this Indenture, the Trustee and the Paying Agent shall each be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Paying Agent, as the case may be, shall make such payment after such deduction or withholding has been made, for which the Trustee and the Paying Agent shall not have any liability, and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 12.14. For purposes of this Section 12.14: “Applicable Law” means any tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) relating to the Indenture and the Notes that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to. “Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction. “FATCA Withholding” means any withholding or deduction required pursuant to FATCA, any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA. Section 12.15. Contractual Acknowledgment of Bail-In. Notwithstanding any other term of this Indenture or any other agreements, arrangements or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges, accepts, and agrees to be bound by: (A) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it

97 under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (v) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. For the purpose of this Section 12.15 the following terms shall have the following meanings: “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation. “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; “BRRD Party” means any Agent subject to Bail-in Powers; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499. “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

98 [Remainder of the page intentionally left blank]

[Signature Page to the Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written. BORR DRILLING LIMITED, as Company By: [ * * * ] Name: [ * * * ] Title: Director

[Signature Page to the Indenture] BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee By. [ * * * ] Name: [ * * * ] Title: AUTHORISED SIGNATORY

[Signature Page to the Indenture} THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent and Conversion Agent By: [ * * * ] Name: Title: [ * * * ] Vice President

[Signature Page to the Indenture] THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as Registrar and Transfer Agent By. [ * * * ] Name: Title: [ * * * ] AUTHORISED SIGNATORY

\\4132-0128-7016 v2 SCHEDULE A The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Share Price and the Effective Date set forth below. Share Price Effective Date $5.70 $6.00 $8.00 $10.40 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 April 17, 2026 .................. 50.4385 46.5800 29.5125 19.1683 5.9855 2.5457 1.1915 0.5486 0.2210 0.0570 0.0000 May 1, 2027 ..................... 50.4385 46.5183 28.8350 18.3510 5.4995 2.2997 1.0620 0.4802 0.1887 0.0481 0.0000 May 1, 2028 ..................... 50.4385 46.1383 27.7750 17.1913 4.8795 2.0017 0.9095 0.3998 0.1477 0.0311 0.0000 May 1, 2029 ..................... 50.4385 45.4233 26.2438 15.6058 4.1140 1.6553 0.7390 0.3124 0.1038 0.0130 0.0000 May 1, 2030 ..................... 50.4385 44.4167 24.1225 13.4750 3.2080 1.2760 0.5625 0.2274 0.0650 0.0000 0.0000 May 1, 2031 ..................... 50.4385 43.0033 21.0075 10.4933 2.1720 0.8747 0.3840 0.1472 0.0343 0.0000 0.0000 May 1, 2032 ..................... 50.4385 41.6700 15.8538 6.0846 1.0760 0.4583 0.2010 0.0710 0.0112 0.0000 0.0000 May 1, 2033 ..................... 50.4385 41.6659 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000

A-1 \\4132-0128-7016 v2 EXHIBIT A [FORM OF FACE OF NOTE] [For Global Notes, include the following legend:] [THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO BORR DRILLING LIMITED (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. [For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):] [NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY (OTHER THAN PURSUANT TO SECTION 2.12 OF THE INDENTURE) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN. THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

A-2 \\4132-0128-7016 v2 (B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (C) TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT). THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO AND (2) THE DATE ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THE FOREGOING RESTRICTIONS WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE. WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

A-3 \\4132-0128-7016 v2 Borr Drilling Limited 3.50% Convertible Senior Notes due 2033 No.: [ ] CUSIP: [ ] ISIN: [ ] Principal Amount $ [ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto] Borr Drilling Limited, a Bermuda exempted company (the “Company”), promises to pay to [ ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[ ] on May 1, 2033 (the “Maturity Date”). Interest Payment Dates: May 1 and November 1. Regular Record Dates: April 15 and October 15. Additional provisions of this Note are set forth on the other side of this Note.

A-4 \\4132-0128-7016 v2 IN WITNESS WHEREOF, Borr Drilling Limited has caused this instrument to be signed manually or by PDF or facsimile by one of its duly Authorized Officers. BORR DRILLING LIMITED By: Name: Title: This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture. Dated: BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee By: Authorized Signatory

A-5 \\4132-0128-7016 v2 [FORM OF REVERSE OF NOTE] Borr Drilling Limited 3.50% Convertible Senior Notes due 2033 This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of April 17, 2026 by and between the Company, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as paying agent and conversion agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar (the “Registrar”) and transfer agent. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern. The Company will pay cash interest on the unpaid principal amount of this Note at a rate of 3.50% per year. Interest will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid, from April 17, 2026. Except as provided in the Indenture, interest will be paid to the Person in whose name this Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Purchase Date with respect to this Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the additional period of time before payment. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Except as provided in the Indenture, no interest shall be paid with respect to Notes surrendered for conversion. This Note does not benefit from a sinking fund. As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date. As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding February 1, 2033, and (ii) on or after February 1, 2033, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, a number

A-6 \\4132-0128-7016 v2 of Common Shares, or a combination of cash and Common Shares, if any, as the case may be, determined in accordance with Article 4 of the Indenture. As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security satisfactory to it, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof or interest hereon, the Fundamental Change Purchase Price, and the amount of cash, the number of Common Shares or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of (including the Fundamental Change Purchase Price), interest on and the amount of cash, a number of Common Shares or a combination of cash and Common Shares, if any, as the case may be, due upon conversion of this Note at the time, place and rate, and in the coin and currency herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form

A-7 \\4132-0128-7016 v2 satisfactory to the Company, the Trustee and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee. The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act). No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

A-8 \\4132-0128-7016 v2 ATTACHMENT 1 [FORM OF NOTICE OF CONVERSION] To: Borr Drilling Limited The Bank of New York Mellon, London Branch, as Conversion Agent 160 Queen Victoria Street London EC4V 4LA United Kingdom Attention: Conventional Debt EMEA – Team 2 Email: corpsov2@bny.com The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, a number of Common Shares or a combination of cash and Common Shares, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted, or in accordance with the procedures of the Depositary (regardless of whether such converting Holder was the Holder of record on the such Regular Record Date). If any Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all taxes payable with respect to such issuance and transfer as set forth in the Indenture. Principal amount to be converted (if less than all): $ Dated: Signature(s) (Sign exactly as your name appears on the other side of this Note)

A-9 \\4132-0128-7016 v2 Signature Guarantee (Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.) Fill in if a check is to be issued, or Common Shares or Notes are to be registered, otherwise than to or in the name of the registered Holder. (Name) (Address) Please print name and address (including zip code) (Social Security or other Taxpayer Identifying Number) Dated: Signature(s) (Sign exactly as such Person’s name appears above) Signature Guarantee

A-10 \\4132-0128-7016 v2 (Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

A-11 \\4132-0128-7016 v2 ATTACHMENT 2 [FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE] To: Borr Drilling Limited The Bank of New York Mellon, London Branch, as Paying Agent 160 Queen Victoria Street London EC4V 4LA United Kingdom Attention: Conventional Debt EMEA – Team 2 Email: corpsov2@bny.com The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Borr Drilling Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Principal amount to be purchased (if less than all): $ Certificate number (if Notes are in certificated form) Dated: Signature(s) (Sign exactly as your name appears on the other side of this Note) Social Security or Other Taxpayer Identification Number

A-12 \\4132-0128-7016 v2 ATTACHMENT 3 [FORM OF ASSIGNMENT AND TRANSFER] For value received, hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises. In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred: ☐ To Borr Drilling Limited or a subsidiary thereof; or ☐ Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or ☐ To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or ☐ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended. TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Date: Signed: Unless one of the above boxes is checked, the Trustee or the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder

A-13 \\4132-0128-7016 v2 thereof, provided that if the fourth box is checked, the Company, the Registrar or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company, the Registrar or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied. Dated: Signature(s) (Sign exactly as your name appears on the other side of this Note) Signature Guarantee (Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

A-14 \\4132-0128-7016 v2 ATTACHMENT 4 [Insert for Global Note] SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE Initial Principal Amount of Global Note: [ ] Date Amount of Increase in Principal Amount of Global Note Amount of Decrease in Principal Amount of Global Note Principal Amount of Global Note After Increase or Decrease Notation by Registrar, Custodian or authorized signatory of Trustee

B-1 \\4132-0128-7016 v2 EXHIBIT B [FORM OF FREE TRANSFERABILITY CERTIFICATE] Officer’s Certificate [NAME OF OFFICER], the [TITLE] of Borr Drilling Limited, a Bermuda exempted company (the “Company”), does hereby certify, in connection with the sale of $[●] aggregate principal amount of the Company’s 3.50% Convertible Senior Notes due 2033 (the “Notes”) pursuant to the terms of the Indenture, dated as of April 17, 2026 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as paying agent and conversion agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar (the “Registrar”) and transfer agent, that: 1. The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture. 2. The undersigned has read the covenants and conditions precedent provided for in the Indenture relating to the delivery of this Free Transferability Certificate and the definitions therein relating thereto and has examined such agreements, instruments and documents deemed necessary for the opinion hereinafter expressed. 3. In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the delivery of this Free Transferability Certificate provided for in the Indenture have been complied with. 4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with. In accordance with Section 2.08 of the Indenture, the Company hereby instructs the Trustee and the Registrar as follows: 5. To take those actions necessary so that the Restricted Notes Legend and set forth on the Restricted Global Notes shall be deemed removed from such Global Notes in accordance with the terms and conditions of the Notes and as provided for in the Indenture, without further action on the part of the Holders. 6. To take those actions necessary so that the restricted CUSIP number for the Restricted Global Notes shall be removed from such Global Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 100015 AC0, in accordance with the terms and conditions of the Restricted Global Notes and as provided for in the Indenture, without further action on the part of the Holders. [Signature page follows.]

B-2 \\4132-0128-7016 v2 IN WITNESS WHEREOF, we have signed this certificate as of [ ]. BORR DRILLING LIMITED By: Name: Title:

C-1 \\4132-0128-7016 v2 EXHIBIT C [FORM OF RESTRICTED SHARE LEGEND] THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT: (A) TO BORR DRILLING LIMITED (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (C) TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT). THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 3.50% CONVERTIBLE SENIOR NOTES DUE 2033 (THE “NOTES”) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO AND (2) THE DATE ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE NOTES THAT THE SUBSTANTIALLY SIMILAR RESTRICTIONS APPLICABLE TO THE NOTES WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE NOTES. WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.